UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 3, 2017

TABULA RASA HEALTHCARE, INC.

(Exact Name of Registrant Specified in Charter)

Delaware	001-37888	46-5726437
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

228 Strawbridge Drive, Suite 100 Moorestown, New Jersey	08057
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (866) 648-2767

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)     On August 3, 2017, the Board of Directors (the “Board”) of Tabula Rasa HealthCare, Inc. (the “Company”) increased the size of the Board from seven directors to eight directors and appointed Dr. Samira K. Beckwith as a director of the Board.  Dr. Beckwith will serve as a Class II director, to serve until the 2018 annual meeting of stockholders or until her earlier resignation, retirement or other termination of service.  It is contemplated that Dr. Beckwith may serve on certain committees of the Company’s Board, but no such committee appointments have been made at this time.  The Board has determined that Dr. Beckwith is an independent director in accordance with applicable rules of the Securities and Exchange Commission (the “SEC”) and the Nasdaq Stock Market.  Dr. Beckwith will be compensated in accordance with the non-employee director compensation program of the Board, as described in the Company’s final prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), on September 29, 2016 in connection with the Company’s initial public offering completed in October 2016 (the “IPO”).

Dr. Beckwith, 64, has been President and Chief Executive Officer of Hope HealthCare Services, a holistic health care system providing care for over 3,000 individuals daily, since 1991.  Over the course of her career, Dr. Beckwith has actively worked with many professional organizations dedicated to hospice and palliative care, serving on the Board of Directors of the Florida Hospice and Palliative Care Association since 1991, the Board of Directors of the Hospice Action Network since 2007, the Board of Directors of the National PACE Association since 2013 and the National Advisory Board of the CSU Institute for Palliative Care since 2015, among others.  She is the Founding President of the Florida PACE Association and a Founding Director of the National Partnership for Hospice Innovation.  Dr. Beckwith has also served as a director of Investor’s Security Trust since 2003.  Dr. Beckwith received a Doctor of Humane Letters from Southwest Florida College and holds a Bachelor of Sociology Degree and a Masters in Social Work from The Ohio State University.  The Board believes that Dr. Beckwith’s commitment to quality care and experience with palliative care and end of life issues will make her a valuable member of the Company’s Board.

In connection with her appointment, Dr. Beckwith will enter into the Company’s standard indemnification agreement, the form of which was previously filed with the Company’s Registration Statement on Form S-1 (Registration No. 333-208857) in connection with the IPO. There is no other material Company plan, contract or arrangement in which Dr. Beckwith will participate in connection with her appointment. There are no arrangements or understandings between Dr. Beckwith and any other person pursuant to which she was selected as a director of the Company, and there is no family relationship between Dr. Beckwith and any of the Company’s other directors or executive officers. There are also no related party transactions between Dr. Beckwith and the Company.

Item 7.01  Regulation FD Disclosure.

On August 9, 2017, the Company issued a press release announcing Dr. Beckwith’s appointment to the Board. The Company is furnishing a copy of the press release, which is attached hereto as Exhibit 99.1.

The information provided in this Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section.  The information in this Current Report shall not be deemed to be incorporated by reference in any filing made by the Company pursuant to the Securities Act or the Exchange Act other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description
99.1	Press release of Tabula Rasa HealthCare, Inc. issued August 9, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TABULA RASA HEALTHCARE, INC.

	By:	/s/ Dr. Calvin H. Knowlton
Dr. Calvin H. Knowlton
Chief Executive Officer

Dated: August 9, 2017

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of Tabula Rasa HealthCare, Inc. issued August 9, 2017